                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   OPTI INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A

    (2) Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A

Notes:

                                   OPTI INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 29, 1997

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of OPTi Inc., a California corporation ("OPTi" or the "Company"), will be held on May 29, 1997 at 3:30 p.m., local time, at the Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035, for the following purposes:

  1. To elect five directors to serve for the ensuing year and until their successors are elected;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on April 22, 1997 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          David Zacarias
                                          Secretary

Milpitas, California
May 6, 1997


 IMPORTANT: ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER RETURNED A PROXY CARD.

                                   OPTI INC.

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of OPTi Inc. ("OPTi" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 29, 1997 at 3:30 p.m., local time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Embassy Suites Hotel, 901 East Calaveras Boulevard, Milpitas, California 95035. The telephone number at that location is (408) 942-0400.

  These proxy solicitation materials were mailed on or about May 6, 1997 to all shareholders entitled to vote at the meeting.

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are to (i) elect five directors to serve for the ensuing year and until their successors are duly elected and qualified, (ii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 1997, and (iii) transact such other business as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP

  Only shareholders of record at the close of business on April 22, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 12,708,771 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "OTHER INFORMATION--Share Ownership of Directors, Officers and Certain Beneficial Owners." The closing price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $5.375 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal executive offices, 888 Tasman Drive, Milpitas, California, 95035, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

  Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder deems fit, provided that votes cannot be cast for more than five (5) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one (1) vote.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; and (ii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 1997. No business other than that set forth in the accompanying Notice of Annual

Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board of Directors may recommend.

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the 1998 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1997 in order to have them included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

  The Company's fiscal year ends on December 31. Fiscal 1996 ended on December 31, 1996 and is referred to herein as the "Last Fiscal Year."

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTORS

  A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The Company is currently actively seeking to recruit one additional director.

                 THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A
                     VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

  The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupations for the last five (5) years and their ages as of the Record Date.

                                                                      DIRECTOR
 NAME OF NOMINEE                    AGE  POSITION WITH THE COMPANY     SINCE
 ---------------                    ---  -------------------------    --------
                                        Chief Executive Officer and
 Jerry Chang......................   44 Chairman of the Board           1994
 Stephen A. Dukker................   44 President and Director          1993
 Tor R. Braham (1)................   39 Director                        1993
 Bernard T. Marren................   61 Director                        1996
 Kapil K. Nanda...................   51 Director                        1996

--------
(1) Member of the Audit Committee and the Compensation Committee.

  Jerry Chang, a co-founder of the Company, has served as Chief Executive Officer of the Company since February 1995. Mr. Chang served as Chief Operating Officer of the Company from February 1994 to February 1995 and as President and Chief Operating Officer of the Company from February 1993 to March 1994. Mr. Chang served as Vice President, Finance and Operations, Vice President, ASIC Technology and Chief Financial Officer of the Company from January 1989 to February 1993. Mr. Chang first served as a director of the Company from March 1990 to January 1993 and currently has served as a director of the Company since May 1994. Prior to co-founding the Company, he was employed by Chips and Technologies, a chipset design company, from February 1987 to January 1989, serving as a design manager. From June 1984 to October 1986, Mr. Chang was a Senior Engineer at Zilog, Inc. Mr. Chang holds a B.S. degree in Electrical Engineering from National Chiao-Tung University and an M.S. in Electrical Engineering from Ohio State University.

  Stephen A. Dukker has served as President of the Company since January 1996. He was elected as a director of the Company in January 1993. From May 1994 to mid-1995, Mr. Dukker served as President of VideoLogic, Inc., a supplier of video and graphics add-on boards. From June 1991 through October 1993, Mr. Dukker served as a Senior Vice President of CompUSA, Inc., a chain of discount computer superstores. During that time, he was also a member of the Executive Committee of CompUSA and President of its Compudyne Computer manufacturing and mail order subsidiaries. From January 1988 to May 1991, Mr. Dukker was President of PC Brand, Inc., a manufacturer and mail order distributor of PC products.

  Tor R. Braham has served as a director of the Company since January 1993. Mr. Braham is currently a partner in the law firm of Wilson Sonsini Goodrich & Rosati, where he has been an attorney since 1984. Mr. Braham is also presently a member of the Boards of Directors of SMART Modular Technologies, Inc., a manufacturer of memory products, and 3Dlabs Inc., Ltd., a supplier of 3D graphics semiconductors. Mr. Braham holds a B.A. from Columbia College and a J.D. from New York University.

  Bernard T. Marren was elected as a director of the Company in May 1996. Mr. Marren has been Chairman and Chief Executive Officer of Die Enhancements, a processor of silicon wafers to produce fully tested die for the multi-chip-module market, since 1994. From 1977 to 1994, Mr. Marren founded and served as President of Western Microtechnology Inc., a distributor of electronic systems and semiconductor devices. From 1972 to 1976, Mr. Marren was an employee of American Microsystems.

  Kapil K. Nanda has served as a director of the Company since May 1996. Mr. Nanda is currently President of Infosoft, Inc., a software and development consulting company, which he founded in 1990. Prior to 1990, Mr. Nanda held various positions at Altos Computers Systems, a personal computer manufacturing company, from 1981 to 1989, the most recent position being Vice President of Engineering. From 1974 to 1981, Mr. Nanda was employed at Intel Corporation, where his most recent position was Manager, Software Engineering. Mr. Nanda holds a B.S. in Engineering from the University of Punjab, India, an M.S. in Engineering from the University of Kansas, and an M.B.A. from the University of Southern California.

VOTE REQUIRED

  The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

  During the Last Fiscal Year, the Board of Directors held a total of ten (10) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director.

  The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee met two (2) times during the Last Fiscal Year.

  The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met two (2) times during the Last Fiscal Year.

  The Board of Directors currently has no nominating committee or other committee performing a similar function.

DIRECTOR COMPENSATION

  Non-employee members of the Board of Directors are currently compensated at the rate of $1,000 per Board meeting attended, plus out-of-pocket expenses for attending such meetings. In addition, non-employee directors are eligible to participate in the Company's 1993 Director Stock Option Plan. During the Last Fiscal Year, each of directors David Lin, Bernard Marren and Kapil Nanda were automatically granted options to purchase 13,333 shares of the Company's Common Stock at an exercise price of $7.50 per share and Tor Braham was automatically granted options to purchase 4,000 shares of the Company's Common Stock at an exercise price of $7.50 per share.

                               PROPOSAL NUMBER 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

  In addition to Messrs. Chang and Dukker, the following person was an executive officer of the Company as of the Record Date:

          NAME           AGE                            POSITION
          ----           ---                            --------
David Zacarias..........  47 Chief Financial Officer, Chief Operating Officer and Secretary

  David Zacarias has served as Chief Financial Officer of the Company since February 1993, as Secretary since May 1994 and as Chief Operating Officer since July 1995. Prior to joining the Company, Mr. Zacarias served from October 1991 to December 1992 as Vice President, Finance and Chief Financial Officer of Everex Systems, Inc., a personal computer company. In January 1993, Everex Systems, Inc. filed for protection under Chapter 11 of the Federal Bankruptcy Code. During the period from October 1989 to October 1991, Mr. Zacarias held the position of Vice President, Finance and Chief Financial Officer at The Santa Cruz Operation, Inc., a Unix software corporation. Prior to this period, Mr. Zacarias was employed from October 1981 to October 1989 by Altos Computer Systems, a computer company, serving in various capacities, the most recent being Chief Operating Officer and Chief Financial Officer. Mr. Zacarias holds a B.S. decree in Business and an M.B.A. from the University of California at Berkeley. Mr. Zacarias is a Certified Public Accountant.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with Nasdaq. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with, except for a failure to file one Form 4 and a Form 5 by David Lin, resulting in one sale transaction and two option grants not being reported, a failure to file a Form 5 by Jerry Chang, resulting in one option grant not being reported, a late filing of one Form 4 and a failure to file one Form 5 by Raj Jaswa, resulting in sixteen purchases and concurrent sales transactions pursuant to option exercises not being reported on time and one option grant not being reported, a failure to file a Form 5 by David Zacarias, resulting in two purchase transactions pursuant to the 1993 Employee Stock Purchase Plan and one option grant not being reported, a failure to file a Form 5 by Kapil Nanda, resulting in one option grant not being reported, a failure to file a Form 5 by Bernard Marren, resulting in one option grant not being reported, and a failure to file a Form 5 filing by Tor Braham, resulting in one option grant not being reported.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following nominee table sets forth the beneficial ownership of Common Stock of the Company as of April 22, 1997 by: (i) each present director and each of the Company's nominees for director; (ii) each of the officers named in the table under the heading "EXECUTIVE COMPENSATION--Summary Compensation Table"; (iii) all current directors and executive officers as a group; and
(iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (one shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 12,708,771 shares of the Company's Common Stock were issued and outstanding as of the Record Date.

                                                    SHARES BENEFICIALLY OWNED
                                                    -----------------------------
    NAME                                               NUMBER         PERCENT
    ----                                            --------------- -------------
Jerry Chang (1)...................................        1,079,582         8.5%
Stephen A. Dukker (2).............................           66,166           *
David Lin (3).....................................          746,665         5.9%
Tor R. Braham (4).................................           19,333           *
Bernard T. Marren (5).............................           13,333           *
Kapil K. Nanda (5)................................            3,333           *
Raj Jaswa.........................................                1           *
David Zacarias (6)................................          131,276         1.0%
Matthew Ready.....................................                0           *
All Directors and Executive Officers as a group (7
persons) (7)......................................        2,059,688        16.2%

--------
 * Represents less than one percent.

(1) Includes 479,581 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(2) Includes 61,444 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(3) Includes 121,665 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(4) Includes 19,333 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(5) Includes 3,333 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(6) Includes 129,875 shares subject to stock options exercisable as of the Record Date or within sixty (60) days thereafter.

(7) Includes shares included pursuant to notes (1), (2), (3), (4), (5) and
    (6). Excludes shares beneficially owned by Mr. Jaswa who was a director and an officer during the Last Fiscal Year but neither a director nor an executive officer of the Company on the Record Date.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal years 1996, 1995 and 1994 to Jerry Chang, Stephen Dukker, Raj Jaswa, David Zacarias and Matthew Ready (the "Named Officers"). The table lists the principal position held by each Named Officer in the Last Fiscal Year.

                                                         LONG-TERM
                                                       COMPENSATION
                                ANNUAL COMPENSATION       AWARDS
   NAME AND PRINCIPAL    FISCAL ---------------------  -------------   ALL OTHER
        POSITION          YEAR  SALARY($)   BONUS($)   OPTIONS(#)(5) COMPENSATION($)
   ------------------    ------ ----------  ---------  ------------- ---------------
Jerry Chang.............  1996      193,128     15,385    150,000           --
 Chief Executive Officer  1995      171,384        168     20,000           --
                          1994      168,000     64,000        --            --

Stephen A. Dukker(1)....  1996      193,205     47,916    152,000        22,834(2)
 President                1995          --         --         --            --
                          1994          --         --         --            --

Raj Jaswa(3)............  1996        8,664        --         --            --
 President                1995      171,384        --      20,000           --
                          1994      168,000     64,000        --            --

David Zacarias..........  1996      193,128     28,655     90,000           --
 Chief Operating          1995      170,634        168     20,000           --
  Officer, Chief          1994      162,500     83,160     30,000           --


Matthew Ready (4).......  1996      139,109        --      50,000           --
 Executive Vice           1995      151,332     15,000     20,000           --
  President               1995      106,417     25,000     30,000           --

--------
(1) In January 1996, Mr. Dukker became President of the Company at an annual base salary of $200,000, plus a guaranteed bonus of $50,000 which continues in 1997.

(2) Represents consulting fees paid to Mr. Dukker prior to his joining the Company as President in January 1996.

(3) On January 5, 1996, Mr. Jaswa was terminated by the Board of Directors as President.

(4) In October 1996, Mr. Ready resigned from the Company.

(5) Does not include options granted to Messrs. Chang, Dukker and Zacarias to purchase from the Company 50,000, 10,000 and 10,000 shares, respectively, of Common Stock of Tripath Technology, Inc., a private California corporation.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to options granted in the Last Fiscal Year to the Named Officers.

                                          INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                         ---------------------------------------------------    VALUE AT ASSUMED
                           SHARES OF     PERCENT OF                           ANNUAL RATES OF STOCK
                         COMMON STOCK  TOTAL OPTIONS                         PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO                              OPTION TERM(3)
                            OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION -----------------------
          NAME           GRANTED(#)(1) FISCAL YEAR(2) PRICE($/SH)    DATE        5%         10%
          ----           ------------- -------------- ----------- ---------- ---------- ------------
Jerry Chang.............     50,000         1.95%        5.25       4/18/06     165,085      418,357
                            100,000         3.89%        4.63      11/06/06     291,178      737,903
Stephen A. Dukker.......    132,000         5.14%        5.25       4/18/06     435,824    1,104,464
                             20,000         0.78%        4.63      11/06/06      58,236      147,581
Raj Jaswa...............        --           --           --            --          --           --
Matthew Ready...........     50,000         1.95%        5.25       4/18/06     165,085      418,357
David Zacarias..........     30,000         1.17%        5.25       4/18/06      99,051      251,014
                             60,000         2.33%        4.63      11/06/06     174,707      442,742

--------
(1) All options were granted under the Company's 1993 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. These stock options vest and become exercisable as to 1/8 of the shares beginning six (6) months following the vesting commencement date and as to 1/48 of the shares on the first day of each month thereafter. Under the terms of the Option Plan, the option plan administrator retains the discretion, subject to certain limitations within the plan, to modify, extend, renew or accelerate the vesting of options and to reprice outstanding options. In particular, subject to Board approval, the stock plan administrator may reduce the exercise price of an option to the current fair market price of the underlying stock if the price of such stock has declined since the date on which the option was granted.

(2) Based on 2,570,000 options granted to employees during the Last Fiscal Year under the 1993 and 1995 Stock Option Plan(s).

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Officers and the value of such officer's unexercised options at December 31, 1996.

                                                                                TOTAL VALUE OF
                                                      TOTAL NUMBER OF      UNEXERCISED IN-THE-MONEY-
                                                  UNEXERCISED OPTIONS AT    OPTIONS AT FISCAL YEAR
                           SHARES                   FISCAL YEAR END(#)             END($)(1)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Jerry Chang.............      --          --       454,165      153,334     1,730,934     49,500
Stephen A. Dukker.......      --          --        30,250      121,750           --       9,900
Raj Jaswa...............      --          --           --           --            --         --
Matthew Ready...........    3,333       5,799       27,040       65,626           --         --
David Zacarias..........      --          --       109,875      114,125           --      29,700

--------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on December 31, 1996 on the Nasdaq National Market, minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In February 1993, the Company established a compensation committee of the Board of Directors which currently consists of Messrs. Braham and Mr. Lin. Mr. Braham is a partner in the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which was retained as legal counsel by the Company during the Last Fiscal Year.

CERTAIN TRANSACTIONS

  See "EXECUTIVE COMPENSATION--Compensation Committee Interlocks and Insider Participation" above.

  The Company's policy is that it will not make loans to, or enter into other transactions with, directors, officers or affiliates unless such loans or transactions are (i) approved by a majority of the Company's independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

  The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

                       REPORT OF COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plans and the 1993 Bonus Plan (the "Bonus Plan"). The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

  The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced to a very significant extent by the Company's financial performance. The Committee establishes the salaries of all of the Executive Officers by considering various factors, including the following: (i) the Company's financial performance for the past year, (ii) the opportunity of the Executive to participate in the Company's success through equity ownership and stock options, (iii) the salaries of executive officers in similar positions of comparably-sized companies, and (iv) the critical importance of cost control in the Company's business in light of ongoing competition. In addition to salary, the cash portion of the Company's executive compensation packages includes discretionary bonuses which are paid annually based on the Company's operating results. The Committee believes that the Company's executive officer salaries and cash compensation are currently less than or comparable to the compensation paid to executives at similarly-sized businesses in the industry.

  The Company's Bonus Plan provides that the maximum annual bonuses to be paid to any individual Executive Officer in the year will in no event exceed two
(2) times the base salary of such Executive Officer.

  Acting with the advice of the Committee, the Board of Directors periodically grants options to Executive Officers. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. Options are granted at the current market price on the date of grant.

  The compensation package for the Company's Chief Executive Officer, Jerry Chang, includes three elements: (i) base salary, (ii) performance bonus and
(iii) stock options. The base salary was determined through a comparison of base salaries paid with respect to chief executive officers of other publicly-traded semiconductor companies located in Northern California. The performance bonus element has been established to provide variable bonus compensation to the CEO based on the Company's actual operating results during fiscal 1996 and thereafter, including both sales and net income measurements. The stock option award is intended to provide long-term compensation to the CEO based on the stock performance of the Company. The options vest over a four (4) year period. In general, the Committee believes that the compensation package of the CEO is closely tied to the financial performance of the Company and has a high degree of variability based on such performance.

                           COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                                        David Lin
                                                        Tor R. Braham

                               PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (May 13, 1993) through the Last Fiscal Year end (December 31, 1996) for OPTi Inc., the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Nasdaq Electronic Components Stocks (the "Nasdaq Electronic Components Index"). The graph assumes that $100 was invested in the Company's Common Stock on May 13, 1993 at the initial public offering price and in the Nasdaq Index and the Nasdaq Electronic Components Index on May 13, 1993. Note that historic stock price performance is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   OPTI INC.


Prepared by the Center for Research in Security Prices
Produced on 04/17/97 including data to 12/31/96

                        PERFORMANCE GRAPH APPEARS HERE

                                            NASDAQ       ELECTRONIC
Measurement Period                          STOCK        COMPONENTS
(Fiscal Year Covered)        OPTi INC.      MARKET       & ACCESSORIES
-------------------          ----------     ---------    ----------
Measurement Pt-12/31/91        $           $186.2         $ 59.5
FYE 12/31/92                   $           $100.3         $ 93.1
FYE 12/31/93                   $108.6      $115.2         $127.8
FYE 12/30/94                   $155.6      $112.6         $141.2
FYE 12/29/95                   $ 80.2      $159.2         $233.8
FYE 12/31/96                   $ 50.6      $198.8         $404.1

NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
D.  The index level for all series was set to $100.0 on 05/13/93.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares of stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          FOR THE BOARD OF DIRECTORS

                                          David Zacarias
                                          Secretary

Dated: May 6, 1997

                                                                      1182-PS-97

                                  DETACH HERE

                                   OPTi Inc.

                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P          The undersigned shareholder of OPTi Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders
R and Proxy Statement, each dated May 6, 1997, and hereby appoints Jerry Chang and David Zacarias, and each of them, proxies and attorneys-in-fact,
O with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997
X Annual Meeting of Shareholders of OPTi Inc. to be held on Thursday, May 29, 1997, at 3:30 p.m., local time, at the Embassy Suites Hotel, 901 East
Y Calaveras Boulevard, Milpitas, California 95035, and at any postponement(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

           Both of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact-hereunder.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
                  Continued and to be Signed on Reverse Side

                                  DETACH HERE
[X]  Please mark
     votes as in
     this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

1.  ELECTION OF DIRECTORS

    Nominees: Jerry Chang, Stephen A. Dukker, Tor R. Braham, Bernard T. Marren and Kapil K. Nanda.

                                FOR        WITHHELD
                                [_]          [_]

                                                            Mark Here  [_]
                                                          For Address
                                                           Change and
                                                           Note Below
[_] ___________________________________________
    For all nominees except as noted above



                                                         FOR   AGAINST ABSTAIN
2.  PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG  [_]     [_]    [_]
    LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE
    FISCAL YEAR ENDING DECEMBER 31, 1997.

3.  IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR
    MATTERS WHICH MAY PROPERLY COME BEFORE THE
    MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S)
    THEREOF.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or as community property, both should sign.

Signature _________________ Date ______ Signature _________________ Date ______